Exhibit 99.1

JAKKS PACIFIC REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Preferred Share Retirement Completed

SANTA MONICA, California, April 24, 2024 – JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024

●	Net sales were $90.1 million, a year-over-year decrease of $17.4 million or 16%, driven by a lack of new film releases vs. prior year
●	Gross margin of 23.4%, down 580 basis points vs. Q1 2023, led by higher inventory obsolescence expense, and retailer markdowns
●	Gross profit of $21.1 million, down $10.4 million compared to $31.4 million in Q1 2023
●	Operating loss of $21.3 million, compared to an operating loss of $4.4 million in Q1 2023
●

Adjusted net loss attributable to common stockholders (a non-GAAP measure) of $11.3 million (or $1.09 per diluted share), compared to an adjusted net loss attributable to common stockholders of $4.0 million (or $0.40 per diluted share) in Q1 2023

●	Adjusted EBITDA (a non-GAAP measure) of $(17.2) million vs. $(1.1) million in Q1 2023

Management Commentary

“The beginning of the year at JAKKS is always our smallest shipping quarter and is focused on taking stock of the just concluded holiday season, solidifying our full-year plans and development work towards longer-term opportunities” said Stephen Berman, Chairman and CEO of JAKKS Pacific, “and the quarter just concluded was very active on all three of those fronts. For the past two years we have had the added benefit of a robust film slate layering on top of our strong core business. Last year, we were shipping products to support what proved to be two of the year’s largest grossing films, The Super Mario Bros. Movie and The Little Mermaid. Without that new news in Spring 2024, from a shipping and retail sales perspective, we experienced lower levels of both as anticipated. We also continued to see weakening demand for products from a Q4 2023 film release. We supported our retail partners in funding markdowns to move that stock as well as addressing cancelled reorders for which we had built inventory. Unfortunately, these types of situations happen in our business, and we have found it is best to address them head-on and move on focusing on the fall season where the majority of the business is done. We are very excited about what is ahead – inclusive of our supporting two of the bigger film releases planned for Q4 of this year, the traction we are getting on some new 2025 initiatives as well as our relentless efforts to expand our international network.

Separately, we took the opportunity to retire our Preferred Shares at a negotiated discount to the contractual valuation. These shares were the last balance sheet artifact from our 2019 restructuring. For the first time in many years, there are no lenders or other parties restricting the common stockholders’ claim over the entire enterprise and its financial results. We consider this a fantastic starting point as we move forward with no competing interests to the goal of maximizing long-term shareholder value.

First Quarter 2023 Results

Net sales for the first quarter of 2024 were $90.1 million, down 16% versus $107.5 million last year. The Toys/Consumer Products segment sales were down 15% globally and sales of Costumes were down 25% compared to last year.

Balance Sheet Highlights

The Company’s cash and cash equivalents (including restricted cash) totaled $35.5 million as of March 31, 2024, compared to $38.3 million at the same time last year, and to $72.6 million as of December 31, 2023.

Total debt was zero, compared to $29.4 million as of March 31, 2023. Total debt included the amount outstanding under the Company's term loan, net of unamortized discounts and issuance costs.

Inventory was $46.3 million, compared to $64.0 million in total inventory as of March 31, 2023, and $52.6 million as of December 31, 2023.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA and Adjusted EPS which are non-GAAP metrics that exclude distinct items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors, and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on April 24, 2024. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (1Q24 Registration link), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.:

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include: AirTitans®, Disguise®, Fly Wheels®, JAKKS Wild Games®, Moose Mountain®, Maui®, Perfectly Cute®, ReDo® Skateboard Co., Sky Ball®, SportsZone™, Xtreme Power Dozer®, WeeeDo®, and Wild Manes™ as well as a wide range of entertainment-inspired products featuring premier licensed properties. Through our products and charitable donations, JAKKS is helping to positively impact children's lives. Visit us at www.jakks.com and follow us on Instagram (@jakkspacific.toys), Twitter (@jakkstoys) and Facebook (@jakkspacific.toys).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific Investor Relations

(424) 268-9567

Lucas Natalini

investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,		December 31,
	2024	2023	2023
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$35,290	$38,103	$72,350
Restricted cash	202	198	204
Accounts receivable, net	79,875	85,171	123,797
Inventory	46,341	63,988	52,647
Prepaid expenses and other assets	19,087	12,849	6,374
Total current assets	180,795	200,309	255,372

Property and equipment	138,066	130,668	135,956
Less accumulated depreciation and amortization	122,694	114,499	121,357
Property and equipment, net	15,372	16,169	14,599

Operating lease right-of-use assets, net	22,965	17,634	23,592
Deferred income tax assets, net	68,142	57,804	68,143
Goodwill	34,997	35,083	35,083
Intangibles and other assets, net	2,063	2,387	2,162
Total assets	$324,334	$329,386	$398,951

Liabilities, Preferred Stock and Stockholders' Equity

Current liabilities:
Accounts payable	$31,683	$27,714	$42,177
Accounts payable - Meisheng (related party)	8,689	8,024	12,259
Accrued expenses	36,994	27,006	45,102
Reserve for sales returns and allowances	27,859	41,064	38,531
Income taxes payable	-	6,241	3,785
Short term operating lease liabilities	8,237	10,009	7,380
Short term debt, net	-	2,475	-
Total current liabilities	113,462	122,533	149,234

Long term operating lease liabilities	15,961	8,095	16,666
Accrued expenses - long term	3,183	-	3,746
Debt, non-current portion, net	-	26,969	-
Preferred stock derivative liability	-	21,771	29,947
Income taxes payable	3,295	2,941	3,245
Total liabilities	135,901	182,309	202,838

Preferred stock accrued dividends	-	4,857	5,992

Stockholders' equity:
Common stock, $.001 par value	11	10	10
Additional paid-in capital	292,231	275,695	278,642
Accumulated deficit	(88,117)	(117,331)	(73,612)
Accumulated other comprehensive loss	(16,192)	(17,150)	(15,627)
Total JAKKS Pacific, Inc. stockholders' equity	187,933	141,224	189,413
Non-controlling interests	500	996	708
Total stockholders' equity	188,433	142,220	190,121
Total liabilities, preferred stock and stockholders' equity	$324,334	$329,386	$398,951

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	March 31,
Key Balance Sheet Data:	2024	2023

Accounts receivable days sales outstanding (DSO)	81	71
Inventory turnover (DSI)	61	76

	Three Months Ended March 31,
Condensed Cash Flow Data:	2024	2023

Cash flows used in operating activities	$(7,938)	$(4,116)
Cash flows used in investing activities	(3,634)	(3,472)
Cash flows used in financing activities and other	(25,490)	(39,601)
Increase in cash, cash equivalents and restricted cash	$(37,062)	$(47,189)

Capital expenditures	$(2,228)	$(3,490)

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2024	2023	Δ (%)
	(In thousands, except per share data)

Net sales	$90,076	$107,484	(16)%
Less: Cost of sales
Cost of goods	53,821	58,304	(8)
Royalty expense	13,776	16,654	(17)
Amortization of tools and molds	1,427	1,089	31
Cost of sales	69,024	76,047	(9)
Gross profit	21,052	31,437	(33)
Direct selling expenses	8,097	7,741	5
General and administrative expenses	34,192	27,994	22
Depreciation and amortization	87	102	(15)
Selling, general and administrative expenses	42,376	35,837	18
Loss from operations	(21,324)	(4,400)	385
Other income (expense):
Other income (expense), net	138	438	(68)
Change in fair value of preferred stock derivative liability	-	147	nm
Interest income	376	117	221
Interest expense	(143)	(3,003)	(95)
Loss before benefit from income taxes	(20,953)	(6,701)	213
Benefit from income taxes	(6,728)	(1,383)	386
Net loss	(14,225)	(5,318)	167
Net income (loss) attributable to non-controlling interests	280	(5)	nm
Net loss attributable to JAKKS Pacific, Inc.	$(14,505)	$(5,313)	173%
Net loss attributable to common stockholders	$(13,175)	$(5,680)	132%
Loss per share - basic & diluted	$(1.27)	$(0.58)
Shares used in loss per share - basic & diluted	10,354	9,871

	Three Months Ended March 31,
	2024	2023	Δ bps
			Fav/(Unfav)
Net sales	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	59.7	54.3	(540)
Royalty expense	15.3	15.5	20
Amortization of tools and molds	1.6	1.0	(60)
Cost of sales	76.6	70.8	(580)
Gross profit	23.4	29.2	(580)
Direct selling expenses	9.0	7.2	(180)
General and administrative expenses	38.0	26.0	(1,200)
Depreciation and amortization	0.1	0.1	-
Selling, general and administrative expenses	47.1	33.3	(1,380)
Loss from operations	(23.7)	(4.1)	(1,960)
Other income (expense):
Other income (expense), net	0.2	0.4
Change in fair value of preferred stock derivative liability	-	0.1
Interest income	0.4	0.1
Interest expense	(0.2)	(2.8)
Loss before benefit from income taxes	(23.3)	(6.3)
Benefit from income taxes	(7.5)	(1.3)
Net loss	(15.8)	(5.0)
Net income (loss) attributable to non-controlling interests	0.3	-
Net loss attributable to JAKKS Pacific, Inc.	(16.1)%	(5.0)%
Net loss attributable to common stockholders	(14.6)%	(5.3)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended March 31,
	2024	2023	Δ ($)
	(In thousands)
EBITDA and Adjusted EBITDA
Net loss	$(14,225)	$(5,318)	$(8,907)
Interest expense	143	3,003	(2,860)
Interest income	(376)	(117)	(259)
Provision for income taxes	(6,728)	(1,383)	(5,345)
Depreciation and amortization	1,514	1,191	323
EBITDA	(19,672)	(2,624)	(17,048)
Adjustments:
Other (income) expense, net	(138)	(438)	300
Restricted stock compensation expense	2,575	2,089	486
Change in fair value of preferred stock derivative liability	-	(147)	147
Adjusted EBITDA	$(17,235)	$(1,120)	$(16,115)
Adjusted EBITDA/Net sales %	(19.1)%	(1.0)%	-1810 bps

	Trailing Twelve Months Ended March 31,
	2024	2023	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM net income	$29,206	$89,674	$(60,468)
Interest expense	3,591	11,984	(8,393)
Interest income	(1,603)	(241)	(1,362)
Provision for (benefit from) income taxes	1,488	(42,808)	44,296
Depreciation and amortization	10,659	9,957	702
TTM EBITDA	43,341	68,566	(25,225)
Adjustments:
Loss from joint ventures (JAKKS Pacific, Inc. - 51%)	276	-	276
Loss from joint ventures (Meisheng - 49%)	289	-	289
Other (income) expense, net	(263)	(1,149)	886
Restricted stock compensation expense	8,513	6,301	2,212
Change in fair value of preferred stock derivative liability	8,176	(156)	8,332
Employee Retention Credit/gov't employment support	-	(249)	249
Molds and tooling capitalization	(1,751)	-	(1,751)
Loss on debt extinguishment	1,023	-	1,023
TTM Adjusted EBITDA	$59,604	$73,313	$(13,709)	(19)%
TTM Adjusted EBITDA/TTM Net sales %	8.6%	9.4%	-80 bps

	Three Months Ended March 31,
	2024	2023	Δ ($)
	(In thousands, except per share data)
Adjusted net loss attributable to common stockholders
Net loss attributable to common stockholders	$(13,175)	$(5,680)	$(7,495)
Restricted stock compensation expense	2,575	2,089	486
Change in fair value of preferred stock derivative liability	-	(147)	147
2021 BSP Term Loan prepayment penalty	-	150	(150)
Tax impact of additional charges	(657)	(368)	(289)
Adjusted net loss attributable to common stockholders	$(11,257)	$(3,956)	$(7,301)
Adjusted loss per share - basic & diluted	$(1.09)	$(0.40)	$(0.69)
Shares used in adjusted loss per share - basic & diluted	10,354	9,871	483

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q1
Divisions	2024	2023	2022	% Change 2024 v 2023	% Change 2023 v 2022
Toys/Consumer Products	$82,910	$97,893	$111,123	-15.3%	-11.9%
Dolls, Role-Play/Dress Up	40,574	47,843	62,006	-15.2%	-22.8%
Action Play & Collectibles	33,008	37,846	31,698	-12.8%	19.4%
Outdoor/Seasonal Toys	9,328	12,204	17,419	-23.6%	-29.9%
Costumes	$7,166	$9,591	$9,758	-25.3%	-1.7%
Total	$90,076	$107,484	$120,881	-16.2%	-11.1%

(In thousands)	QTD Q1
Regions	2024	2023	2022	% Change 2024 v 2023	% Change 2023 v 2022
United States	$70,430	$80,443	$97,050	-12.4%	-17.1%
Europe	5,735	10,162	13,389	-43.6%	-24.1%
Latin America	7,996	9,204	2,385	-13.1%	285.9%
Canada	3,370	4,054	3,379	-16.9%	20.0%
Asia	965	1,380	2,076	-30.1%	-33.5%
Australia & New Zealand	1,346	1,608	1,491	-16.3%	7.8%
Middle East & Africa	234	633	1,111	-63.0%	-43.0%
Total	$90,076	$107,484	$120,881	-16.2%	-11.1%

(In thousands)	QTD Q1
Regions	2024	2023	2022	% Change 2024 v 2023	% Change 2023 v 2022
North America	$73,800	$84,497	$100,429	-12.7%	-15.9%
International	16,276	22,987	20,452	-29.2%	12.4%
Total	$90,076	$107,484	$120,881	-16.2%	-11.1%